News Release

Contacts:		Exhibit 99
Media	Investor Relations
Robert C. Ferris	Nicholas Noviello
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	nicholas.noviello@honeywell.com

HONEYWELL REPORTS FIRST QUARTER SALES UP 12% TO $7.2
BILLION; EARNINGS UP 24% TO 52 CENTS PER SHARE

More Than a Full Point of Margin Expansion in the Quarter

MORRIS TOWNSHIP, N.J., April 19, 2006 -- Honeywell (NYSE: HON) today announced first-quarter 2006 sales of $7.2 billion, up 12% over the prior year. Earnings per share were $0.52, a 24% increase versus 2005. Cash flow from operations was $239 million and free cash flow (cash flow from operations less capital expenditures) was $117 million.

“Honeywell is off to a terrific start in what we expect to be another great year,” said Honeywell Chairman and CEO Dave Cote. “The quarter’s highlights include strong organic growth, margin expansion and better than expected earnings. Our first-quarter performance builds on the company’s growing track record of strong operational execution and financial results. Honeywell’s businesses are well positioned in attractive industries, and we remain confident in our outlook for 25 to 30 percent earnings growth in 2006.”

“We also completed the acquisition of First Technology plc at the end of the quarter and expect to complete the divestiture of the non-core First Technology Safety & Analysis business in the second quarter,” continued Cote. “Together with last year’s acquisition of Zellweger Analytics, First Technology positions our Automation and Control Solutions business as a global leader in gas sensing and detection technologies.”

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Q1 Results - 2

First-Quarter Segment Highlights

Aerospace

•	Sales were up 5% compared with the first quarter of 2005, with 10% growth in commercial sales partially offset by a 1% reduction in Defense and Space sales.
•	Segment margins were 16.7% compared with 15.1% a year ago, due to volume growth and realization of the expected savings from the 2005 Aerospace reorganization, partially offset by inflation.
•

Airbus selected Honeywell’s HGT1500 auxiliary power unit (APU) for its new long-range, wide-body A350 aircraft. The agreement is valued at an estimated $4 billion in original equipment and aftermarket revenue for Honeywell over the life of the platform.

•

Honeywell received U.S. Federal Aviation Administration certification for its Nitrogen Generation System (NGS) for Boeing’s 737 airplanes. NGS reduces the risk of flammability of an aircraft fuel tank by injecting nitrogen-enriched air into the tank. The certification came less than two months after the company received similar approval for the NGS on Boeing 747 airplanes.

•

Honeywell was selected by the Netherlands Ministry of Defense to provide a fully-integrated avionics cockpit for Boeing’s CH-47F (NL) Chinook Helicopter fleet valued at an estimated $60 million over the life of the contract.

Automation and Control Solutions

•	Sales were up 19%, compared with the first quarter of 2005, driven by the impact of acquisitions of 15% and organic sales growth of 4%, or 6% before the negative impact of foreign exchange.
•

Segment margins were 9.3% compared with 10.1% a year ago, due to planned ERP implementation costs and a charge related to liquidity issues being experienced by a Honeywell Building Solutions customer, which more than offset volume growth and productivity gains.

•	Sensing and Control won a $4.1 million project with BAE Systems to provide position sensing devices for more than 440 new M2A3 Bradley Fighting Vehicles used by the U.S. military.
•

Honeywell agreed to acquire Gardiner Groupe Europe, a leading distributor of CCTV systems, fire alarm, intrusion alarm, access control, public address and integrated systems. The acquisition, which is expected to close in the second quarter, will significantly enhance Honeywell Security Group’s distribution footprint in Europe with more than 77 branch locations in 10 European countries.

Transportation Systems

•

Sales were down 5%, compared with the first quarter of 2005, due to the negative impact of foreign exchange of 4%, an anticipated decline in European Turbo Technologies sales and the 2005 exit of the Friction Materials OE business in North America.

•

Segment margins were 13.0%, compared to 13.4% a year ago, due to planned unfavorable mix and higher raw material costs, partially offset by productivity gains, which include savings from previous restructuring actions.

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Q1 Results - 3

•

Honeywell Turbo Technologies won several gas and diesel turbo contracts with expected total revenues of more than $200 million annually through their maturity. Additionally, Honeywell Turbo products are being featured on Ford’s new gas turbo Territory SUV.

•

Honeywell’s Consumer Products Group expanded its presence in the high-performance automotive aftermarket segment with the introduction of FRAM Boost™, a cold air intake system that increases engine torque and horsepower.

Specialty Materials

•	Sales were up 44% compared with the first quarter of 2005, driven by the net impact of acquisitions and divestitures of 37% and organic sales growth of 7%.
•	Segment margins were 14.1% compared with 7.4% a year ago, due to the positive net impact of acquisitions and divestitures and price increases more than offsetting higher raw material costs.
•

UOP LLC announced an alliance for hydroprocessing technology with Albemarle Corp. focused on the petroleum refining industry. The alliance will offer a wide range of hydroprocessing technologies, catalysts and services to help refiners meet demand for refined products and ultra-low-sulfur fuels.

•

Fluorine Products announced a patented developmental refrigerant for automotive air conditioning applications that will meet 2011 European Union environmental standards for reducing use of global warming substances.

Honeywell will discuss its results during its investor conference call today starting at 8:00 a.m. EDT. To participate, please dial (706) 643-7681 a few minutes before the 8:00 a.m. start. Please mention to the operator that you are dialing in for Honeywell’s Investor Conference Call. The live webcast of the investor call will be available through the “Investor Relations” section of the company’s Website (http://www.honeywell.com/investor). Investors can access a replay of the investor call starting at 11:00 a.m. EDT, April 19, until 5:00 p.m. EDT, April 26, by dialing (706) 645-9291. The access code is 7350377.

Honeywell International is a $30 billion diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes and industry; automotive products; turbochargers; and specialty materials. Based in Morris Township, N.J., Honeywell’s shares are traded on the New York, London, Chicago and Pacific Stock Exchanges. It is one of the 30 stocks that make up the Dow Jones Industrial Average and is also a component of the Standard & Poor’s 500 Index. For additional information, please visit www.honeywell.com.

This release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements. Our forward-looking statements are also subject to risks and uncertainties, which can affect our performance in both the near- and long-term. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

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Q1 Results - 4

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)
(In millions except per share amounts)

	Three Months Ended March 31,

	2006		2005(B)

Product sales	$5,806		$5,184
Service sales	1,435		1,265

	7,241		6,449

Costs, expenses and other
Cost of products sold	4,566	(A)	4,166	(C)
Cost of services sold	1,034	(A)	916	(C)
Selling, general and administrative expenses	1,002		854	(C)
(Gain) loss on sale of non-strategic businesses	—		(8	) (D)
Equity in (income) loss of affiliated companies	2		(31)
Other (income) expense	(27)		(24)
Interest and other financial charges	89		91

	6,666		5,964

Income from continuing operations before taxes	575		485
Tax expense	144		127

Income from continuing operations	431		358
Income from discontinued operations, net of taxes	5		—

Net income	$436		$358

Earnings per share of common stock - basic:
Income from continuing operations	$0.51		$0.42
Income from discontinued operations	0.01		—

Net income	$0.52		$0.42

Earnings per share of common stock - assuming dilution:
Income from continuing operations	$0.51		$0.42
Income from discontinued operations	0.01		—

Net income	$0.52		$0.42

Weighted average number of shares outstanding-basic	830		852

Weighted average number of shares outstanding - assuming dilution	836		856

(A)	Cost of products and services sold includes a provision of $130 million for environmental, litigation and net repositioning charges (after-tax $87 million, or $0.10 per share).

(B)

Reflects application of our previously announced change in the method of accounting for aerospace sales incentives to recognize the cost of these incentives as provided. The effects on the statement of operations for the three months ended March 31, 2005 are a reduction in product sales of $4 million, a reduction in cost of products sold of $3 million, and a reduction of $1 million in income from continuing operations before taxes, income from continuing operations and net income, with no effect on earnings per share.

(C)

Cost of products and services sold and selling, general and administrative expenses include provisions (credits) of $102 and $(3) million, respectively, for environmental, litigation and net repositioning charges. Total pretax charges were $99 million (after-tax $70 million, or $0.08 per share).

(D)	Represents a pretax adjustment related to the sale of our Security Monitoring business, which was sold in 2004 (after-tax $5 million, or $0.01 per share).

Q1 Results - 5

Honeywell International Inc.

Segment Data (Unaudited)

(Dollars in millions)

	Three Months Ended March 31,

Net Sales	2006	2005(A)

Aerospace	$2,629	$2,500

Automation and Control Solutions	2,365	1,992

Specialty Materials	1,152	801

Transportation Systems	1,095	1,156

Corporate	—	—

Total	$7,241	$6,449

	Three Months Ended March 31,

Segment Profit	2006	2005(A)

Aerospace	$440	$378

Automation and Control Solutions	221	201

Specialty Materials	162	59

Transportation Systems	142	155

Corporate	(45)	(44)

Total Segment Profit	920	749
Gain (loss) on sale of non-strategic businesses	—	8
Equity in income (loss) of affiliated companies	(2)	31
Other income	27	24
Interest and other financial charges	(89)	(91)
Stock option expense (B)	(25)	—
Pension and other postretirement expense (B)	(126)	(137)
Repositioning and other charges (B)	(130)	(99)

Income from continuing operations before taxes	$575	$485

(A)

Reflects application of our previously announced change in the method of accounting for aerospace sales incentives to recognize the cost of these incentives as provided. The effects on the segment data for the three months ended March 31, 2005 are a reduction in sales of $4 million and a reduction in segment profit of $1 million, for both aerospace and total.

(B)	Amounts included in cost of products and services sold and selling, general and administrative expenses.

Q1 Results - 6

Honeywell International Inc.
Consolidated Balance Sheet (Unaudited)
(Dollars in millions)

	March 31, 2006	December 31, 2005

ASSETS
Current assets:
Cash and cash equivalents	$1,442	$1,234
Accounts, notes and other receivables	5,175	5,017
Inventories	3,630	3,401
Deferred income taxes	1,200	1,243
Other current assets	557	542
Assets held for disposal	174	525

Total current assets	12,178	11,962

Investments and long-term receivables	348	370
Property, plant and equipment - net	4,633	4,658
Goodwill	8,123	7,660
Other intangible assets - net	1,301	1,173	(A)
Insurance recoveries for asbestos related liabilities	1,191	1,302
Deferred income taxes	746	730	(A)
Prepaid pension benefit cost	2,679	2,716
Other assets	1,007	1,062

Total assets	$32,206	$31,633

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities:
Accounts payable	$3,056	$2,886
Due to First Technologies plc shareowners	454	—
Short-term borrowings	103	275
Commercial paper	117	754
Current maturities of long-term debt	1,120	995
Accrued liabilities	5,039	5,359
Liabilities related to assets held for disposal	16	161

Total current liabilities	9,905	10,430

Long-term debt	3,964	3,082
Deferred income taxes	376	334	(A)
Postretirement benefit obligations other than pensions	1,777	1,786
Asbestos related liabilities	1,558	1,549
Other liabilities	3,713	3,690
Shareowners’ equity	10,913	10,762	(A)

Total liabilities and shareowners’ equity	$32,206	$31,633

(A)

Reflects application of our previously announced change in the method of accounting for aerospace sales incentives to recognize the cost of these incentives as provided. The effects of this accounting change on the balance sheet at December 31, 2005 are a reduction of $803 million in other intangible assets with an offset in retained earnings of $492 million, deferred income tax assets of $142 million and deferred income tax liabilities of $169 million.

Q1 Results - 7

Honeywell International Inc.
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended
	March 31,

	2006	2005(A)

Cash flows from operating activities:
Net income	$436	$358
Adjustments to reconcile net income to net cash provided by operating activities:
(Gain) loss on sale of non-strategic assets and businesses	(16)	(8)
Repositioning and other charges	130	99
Severance and exit cost payments	(62)	(32)
Environmental payments	(41)	(43)
Asbestos related liability payments	(25)	(92)
Proceeds from sale of insurance receivable	100	—
Insurance receipts for asbestos related liabilities	35	9
Depreciation and amortization	188	158
Undistributed earnings of equity affiliates	2	(23)
Deferred income taxes	56	3
Pension and other postretirement expense	126	137
Pension contribution - Novar	(62)	—
Other postretirement benefit payments	(53)	(42)
Other	(18)	4
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts, notes and other receivables	(147)	(9)
Inventories	(183)	(85)
Other current assets	(11)	44
Accounts payable	10	(13)
Accrued liabilities	(226)	(136)

Net cash provided by operating activities	239	329

Cash flows from investing activities:
Expenditures for property, plant and equipment	(122)	(135)
Proceeds from disposals of property, plant and equipment	37	1
Decrease in investments	—	285
Cash paid for acquisitions, net of cash acquired	(265)	83
Proceeds from sales of businesses, net of fees paid	475	(5)

Net cash provided by investing activities	125	229

Cash flows from financing activities:
Net (decrease) increase in commercial paper	(637)	120
Net (decrease) in short-term borrowings	(180)	(2)
Proceeds from issuance of common stock	174	67
Proceeds from issuance of long-term debt	1,239	—
Payments of long-term debt	(237)	(10)
Repurchases of common stock	(325)	—
Cash dividends on common stock	(189)	(176)

Net cash (used for) financing activities	(155)	(1)

Effect of foreign exchange rate changes on cash and cash equivalents	(1)	(47)

Net increase in cash and cash equivalents	208	510
Cash and cash equivalents at beginning of period	1,234	3,586

Cash and cash equivalents at end of period	$1,442	$4,096

(A)

Reflects application of our previously announced change in method of accounting for aerospace sales incentives to recognize the cost of these incentives as provided. The effects on the statement of cash flows for the three months ended March 31, 2005 are a reduction in net income of $1 million, a reduction in depreciation and amortization of $9 million and an increase in other of $10 million.

Q1 Results - 8

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)
(Dollars in millions)

	Three Months Ended March 31,

	2006	2005

Cash provided by operating activities	$239	$329

Expenditures for property, plant and equipment	(122)	(135)

Free cash flow	$117	$194

We define free cash flow as cash provided by operating activities, less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.